                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       WORKGROUP TECHNOLOGY CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                       WORKGROUP TECHNOLOGY CORPORATION
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                       WORKGROUP TECHNOLOGY CORPORATION
                               91 Hartwell Avenue
                         LEXINGTON, MASSACHUSETTS 02421

                                _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                _______________


To the Stockholders of Workgroup Technology Corporation

     The Annual Meeting of Stockholders of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, will be held on Friday, July 31, 1998 at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, 02110 for the following purposes:

     1. To elect one (1) Class III director to serve for a three-year term or until his or her successor is elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 15, 1998 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                       By Order of the Board of Directors

                                       /s/ John P. McDonough

                                       John P. McDonough
                                       Secretary


Lexington, Massachusetts
June 30, 1998

                       WORKGROUP TECHNOLOGY CORPORATION
                               _________________

                                PROXY STATEMENT

                                 June 30, 1998

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Friday, July 31, 1998, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, 02110.

     Only stockholders of record at the close of business on June 15, 1998 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, 8,371,947 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Workgroup Technology Corporation, 91 Hartwell Avenue, Lexington, Massachusetts, 02421, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of the Class III director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as director. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     The persons named as attorneys-in-fact in the proxies, John P. McDonough and Diane M. Marcou, are a director and officer and an officer of the Corporation, respectively. All properly executed proxies returned in time to be counted at the meeting will be voted. ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND, IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED FOR THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 1998, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about June 30, 1998.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date: (i) the name of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at such date; (ii) the name of each director or nominee; and (iii) the name of each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all officers, directors and nominees as a group.

                     NAME AND ADDRESS                           AMOUNT AND NATURE            PERCENT
                   OF BENEFICIAL OWNER                          OF OWNERSHIP (1)           OF CLASS (2)
                   -------------------                          -----------------          ------------
TA Associates Group (3)...................................        1,534,953                   18.3%
  c/o TA Associates, Inc.
  125 High Street
  Boston, MA 02110

Norwest Equity Partners V, L.P. (4).......................          666,666                    8.0%
  40 Williams Street
  Suite 305
  Wellesley, MA  02181

Pioneering Management Corporation (5).....................          718,000                    8.6%
  60 State Street
  Boston, MA  02109

John P. McDonough (6).....................................           59,373                     *

Thomas J. Bilotta (7).....................................                -                     *

Diane M. Marcou (8).......................................           17,180                     *

Michael S. Rudy (9).......................................           55,252                     *

James M. Carney (10)......................................          468,590                    5.5%

Stephen J. Gaal (11)......................................           17,703                     *

Charles Moran (12)........................................            3,750                     *

All officers, directors and nominees as a group
   (11 persons) (13)......................................          621,848                    7.2%

________________________
*  Less than 1%

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(2) Applicable percentage of ownership as of the Record Date is based upon 8,371,947 shares of Common Stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 880,086 shares of Common Stock owned by Advent VI L.P.; 406,946 shares of Common Stock owned by Advent Atlantic and Pacific II L.P.; 88,007 shares of Common Stock owned by Advent New York L.P.; 146,711 shares of Common Stock owned by Advent Industrial II L.P.; and 13,203 shares of Common Stock owned by TA Venture Investors Limited Partnership. Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors Limited Partnership are part of an affiliated group of investment partnerships collectively referred to as the TA Associates Group. Mr. Gaal, a director of the Corporation, is a consultant to TA Associates, Inc. which is the sole general partner of TA Associates VI L.P. and TA Associates AAP II Partners L.P. TA Associates VI L.P. is the sole general partner of Advent New York L.P., Advent Industrial II L.P. and Advent VI, L.P. TA Associates AAP II Partners L.P. is the sole general partner of Advent Atlantic and Pacific II L.P. Mr. Gaal is a Limited Partner of TA Venture Investors Limited Partnership. TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership.

     Mr. Gaal may be deemed to have beneficial ownership of 6,453 shares held by TA Venture Investors Limited Partnership as to which he holds a pecuniary interest.
(4) Information based on a Schedule 13G which was filed with the Securities and Exchange Commission on February 5, 1998.
(5) Information based on a Schedule 13G which was filed with the Securities and Exchange Commission on January 30, 1998.
(6)  Includes 59,373 shares of Common Stock which may be purchased within 60
     days of the Record Date upon the exercise of stock options.   Excludes
     unvested options to purchase 240,627 shares of Common Stock.
(7)  Excludes unvested options to purchase 150,000 shares of Common Stock.
(8)  Includes 17,180 shares of Common Stock which may be purchased within 60
     days of the Record Date upon the exercise of stock options.   Excludes
     unvested options to purchase 67,820 shares of Common Stock.
(9)  Includes 51,552 shares of Common Stock which may be purchased within 60
     days of the Record Date upon the exercise of stock options.   Excludes
     unvested options to purchase 70,945 shares of Common Stock.
(10) Includes 91,247 shares of Common Stock which may be purchased within 60
     days of the Record Date upon the exercise of stock options.   Excludes
     unvested options to purchase 8,751 shares of Common Stock.
(11) Includes 6,453 shares beneficially owned by Mr. Gaal through TA Venture Investors Limited Partnership, as described in Note 3 above. Also includes 11,250 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 3,750 shares of Common Stock.
(12) Includes 3,750 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 11,250 shares of Common Stock.
(13) Includes 234,352 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options and 6,453 shares of Common Stock beneficially owned by Mr. Gaal through TA Venture Investors Limited Partnership. Excludes unvested options to purchase 913,143 shares of Common Stock.


                                  PROPOSAL  1
                              ELECTION OF DIRECTOR

     The Board of Directors is currently fixed at four members. The Board of Directors is divided into three classes, each of which may consist of only one more director than as in any other class. As of the date of this proxy statement, there is one Class I director, two Class II directors and one Class III director. Each director serves for a three-year term. The Class III director's term will expire at this Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Mr. James M. Carney is the Class I director; Messrs. Stephen J. Gaal and John P. McDonough are the Class II directors and Mr. Charles Moran is a Class III director.

     Mr. Parizeau, a Class III Director, resigned on January 20, 1998. As a result, only one Class III Director is standing for election. The Board of Directors has nominated and recommended that Mr. Moran who is currently a Class III Director, be elected a Class III director, to hold office until the 2001 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation or removal. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if a nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of the nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named below.


                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" THE NOMINEE LISTED BELOW.

     The following table sets forth the nominee to be elected at the meeting and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the position currently held by the nominee and each director with the Corporation, the year the nominee's or director's term will expire and class of director of the nominee and each director:

       NOMINEE'S OR DIRECTOR'S NAME
       AND YEAR NOMINEE OR DIRECTOR                 POSITION(S) WITH               YEAR TERM            CLASS OF
        FIRST BECAME A DIRECTOR                     THE CORPORATION               WILL EXPIRE           DIRECTOR
       ----------------------------                 ----------------              -----------           --------
NOMINEE:
--------
Charles Moran                                                                                               III
    1997                                                 Director                    1998

CONTINUING DIRECTORS:
--------------------
James M. Carney                                   Chairman and Director              1999                    I
    1992

Stephen J. Gaal                                          Director                    2000                    II
    1992

 John P. McDonough                               Chief Executive Officer,            2000                    II
    1997                                     President, Secretary and Director



                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the director nominees to be elected at the meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

                 NAME                               AGE                          POSITION
                 ----                               ---                          --------
John P. McDonough............................        38      President, Chief Executive Officer, Secretary and Director
Thomas J. Bilotta............................        47      Sr. Vice President- Research & Development
Sarah E. Bingman Schott......................        36      Vice President- Marketing
Paulette M. Greene...........................        34      Vice President- Customer Services
Diane M. Marcou..............................        32      Vice President- Finance & Administration and Treasurer
John A. Marrah Jr............................        36      Sr. Vice President- Worldwide Sales
Michael S. Rudy..............................        51      Vice President- Product Strategy
Steven C. Schlesinger........................        39      Vice President- Indirect Sales
James M. Carney..............................        41      Chairman and Director
Stephen J. Gaal (1)..........................        54      Director
Charles E. Moran (1).........................        43      Director

__________
(1)  Member of Compensation Committee and Audit Committee.

     Mr. McDonough was appointed President and Chief Executive Officer of the Corporation in April 1998. From June 1997 until April 1998, Mr. McDonough was President and Chief Operating Officer of the Corporation. He joined the Corporation as Senior Vice President-Operations, Chief Financial Officer,
Treasurer and Secretary in April 1997.   Mr. McDonough was appointed a director
of the Corporation in October 1997. From September 1995 until March 1997, Mr. McDonough was involved in various consulting and other projects. From April 1985 to June 1995, he served in various positions at Easel Corporation, a client/server development tools company, including Chief Executive Officer and President, Chief Operating Officer and Chief Financial Officer. Prior to joining Easel Corporation, Mr. McDonough held positions at Ovation Technologies and the public accounting firm, Deloitte & Touche.

     Mr. Bilotta joined the Corporation as Sr. Vice President- Research & Development in September 1997. Since 1992, Mr. Bilotta has also served and continues to serve as President of Carlisle Development Corporation, a publisher of consumer software products. From 1985 to 1992, Mr. Bilotta served as Senior Vice President, Research and Development at Easel Corporation.

     Ms. Bingman Schott was named Vice President, Marketing in February 1998. From 1995 until 1998, Ms. Bingman Schott held the positions of Director of Business Development and Director of Marketing at Novasoft Systems. From 1993 to 1995, Ms. Bingman Schott held the positions of Vice President of Marketing and Director of Marketing at Gel Sciences, Inc.

     Ms. Greene joined the Corporation as Vice President-Customer Services in August 1997. From February 1995 until August 1997, Ms. Greene held the position of Director of Training, North America Division at ITT Sheraton Corporation. Prior to joining ITT Sheraton and since August 1994, Ms. Greene was President of Artisan Technology, a consulting firm specializing in multimedia and computer-based training. From July 1991 until August 1994, Ms. Greene held various positions at Easel Corporation including Director of Operations, Director of Customer Services and Manager of Technical Support & Training.

     Ms. Marcou, a certified public accountant, was appointed Vice President-Finance and Administration and Treasurer of the Corporation in June 1997. She has been with the Corporation since May 1996 and previously held the position of Corporate Controller. From November 1991 to May 1996, she was the Corporate Controller and Treasurer of Candela Corporation, a medical device manufacturer. Prior to joining Candela Corporation, she was a Senior Associate at Coopers & Lybrand L.L.P.

     Mr. Marrah joined the Corporation as Sr. Vice President-Worldwide Sales in November 1997. From February 1994 until September 1997, Mr. Marrah held the positions of Chief Operating Officer and Vice President of Worldwide Operations at XDB Systems. Prior to joining XDB Systems and since January 1993, Mr. Marrah was Vice President of Sales for Information Dimensions, Inc. He also has held various sales and management positions with Versant Object Technology Corporation, Input Incorporated and Oracle Corporation.

     Mr. Rudy joined the Corporation as Vice President-Technology in April 1993. From June 1981 until April 1993, he served as MIS Director for ELDEC, an aerospace company.

     Mr. Schlesinger joined the Corporation as Vice President-Indirect Sales in August 1997. Prior to joining the Corporation and since July 1995, Mr. Schlesinger was an independent consultant developing business and market opportunities for software and internet companies. From May 1983 until June 1995, Mr. Schlesinger held various management positions in sales and marketing for Easel Corporation including Vice President of Sales North America, Vice President of Worldwide Marketing and Director of International Operations.

     Mr. Carney is the Chief Executive Officer and President of Bidder's Edge. Mr. Carney is one of the founders of the Corporation and has been Chairman of the Board of Directors of the Corporation since its inception in May 1992. He previously held the positions of Chief Executive Officer and President at the Corporation until his resignation in March 1998. From June 1986 to May 1992, Mr. Carney served as Chief Executive Officer of Workgroup Solutions, Inc., a systems integration company. Mr. Carney continued to serve as Chairman of the Board and was a principal stockholder, of Workgroup Solutions, Inc. until January 1995. From October 1982 to May 1986, Mr. Carney was employed as Regional Manager of U.S. Operations for Computervision Corporation, a computer software company.

     Mr. Gaal has served on the Board of Directors of the Corporation since its inception in May 1992. Mr. Gaal is currently the Managing Director of Gaal & Co. From 1987 to 1997, Mr. Gaal served as a general partner, managing director or principal of TA Associates, Inc., a private equity capital firm, and its related entities. From 1982 to 1987, Mr. Gaal was a principal at Chatham Venture Corporation, a venture capital firm. TA Associates, Inc., through its affiliates, is a principal stockholder of the Corporation. Mr. Gaal also serves on the Board of Directors of Versant Object Technology Corporation and several privately-held companies.

     Mr. Moran has served on the Board of Directors of the Corporation since
October 1997.   Mr. Moran is the President, Chief Executive Officer and a
Director at Skillsoft Corporation. From 1995 to 1997, Mr. Moran served as President and Chief Executive Officer of National Education Training Group. From 1993 to 1994, Mr. Moran held the positions of Chief Operating Officer and Chief Financial Officer of Softdesk, Inc. Prior to joining Softdesk, Mr. Moran held various executive positions at Sytron Corporation, Insite Peripherals and Archive Corporation.

     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met seven times during the fiscal year ended March 31, 1998. Each of the directors attended 100% of the aggregate of all meetings of the Board of Directors and Compensation and Audit Committees thereof during fiscal 1998 while such director was a member of the Board of Directors or such committee. The Audit Committee of the Board of Directors, of which Messrs. Gaal and Moran are currently members, reviews with management and the Corporation's independent public accountants the Corporation's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Corporation and its accounting controls and procedures and such other matters as the committee deems appropriate. The Audit Committee met five times during fiscal 1998. The Compensation Committee, whose members currently are Messrs. Gaal and Moran, makes recommendations concerning the salaries and incentive compensation of employees and consultants to the Corporation and administers the Corporation's stock plans. The Compensation Committee met seven times during fiscal 1998. The Board of Directors does not currently have a standing nominating committee.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended March 31, 1998, 1997 and 1996 to (i) the two individuals who served as the Corporation's Chief Executive Officer during fiscal 1998 and (ii) each of the three executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                   ANNUAL COMPENSATION (1)        AWARDS(2)
                                                                   ------------------------  ------------------
                                                                             OTHER ANNUAL        SECURITIES         ALL OTHER
NAME AND PRINCIPAL POSITION            FISCAL YEAR     SALARY      BONUS     COMPENSATION    UNDERLYING OPTIONS   COMPENSATION($)
---------------------------            -----------     ------      -----     ------------    ------------------   ---------------
John P. McDonough (3)...............     1998        $147,263        -             -              200,000                -
President, Chief Executive               1997(5)         -           -             -                 -                   -
 Officer and Director                    1996(5)         -           -             -                 -                   -

Thomas J. Bilotta...................     1998        $124,519(6)  $ 7,200          -              100,000                -
 Sr. Vice President  Research &          1997(5)         -
 Development                             1996(5)         -           -             -                 -                   -

Diane M. Marcou.....................     1998        $104,321     $ 5,550          -               40,000                -
 Vice President  Finance &               1997(5)         -           -             -                 -                   -
 Administration and Treasurer            1996(5)         -           -             -                 -                   -

Michael S. Rudy.....................     1998        $111,295(7) $  3,400          -               25,000                -
 Vice President  Product Strategy        1997          95,000       8,624          -                2,375                -
                                         1996          88,000      16,833          -               33,789                -

James M. Carney (4).................     1998        $169,410(8)     -             -                  -             214,678(9)
 Chairman and Director                   1997         160,000     $14,700          -                8,333                -
                                         1996         150,000      15,300          -               91,665                -

_______________
(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Corporation and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's aggregate salary and bonus disclosed in this table.
(2) The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payments during fiscal 1998, 1997 or 1996.

(3) Mr. McDonough was appointed President and Chief Executive Officer of the Corporation in April 1998. Prior to that, he was President and Chief Operating Officer of the Corporation.
(4)  Mr. Carney was formerly the Chief Executive Officer of the Corporation.
     Mr. Carney resigned from the Corporation on March 13, 1998.
(5) During fiscal 1997 and 1996, Messrs. McDonough and Bilotta and Ms. Marcou were not executives of the Corporation.
(6) Mr. Bilotta's salary for fiscal 1998 includes $37,500 of consulting fees paid to Carlisle Development Corporation, of which he was president, by the Corporation prior to his employment with the Corporation.
(7) Mr. Rudy's salary for fiscal 1998 includes $6,010 of vacation payments to him under the Corporation's vacation buy-back program.
(8) Mr. Carney's salary for fiscal 1998 includes $16,692 of vacation payments to him under the Corporation's vacation buy-back program.
(9) Mr. Carney's other compensation for fiscal 1998 includes $210,359 of severance payable to him pursuant to his severance agreement with the Corporation of which $7,282 had been paid to Mr. Carney during fiscal 1998. Other compensation also includes a computer valued at $4,319 given to Mr. Carney pursuant to his severance agreement.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the year ended March 31, 1998 pursuant to the Corporation's 1996 Stock Plan (the "1996 Plan") to each of the Named Executive Officers.


                                        INDIVIDUAL GRANTS(1)(2)
                            -----------------------------------------------    POTENTIAL REALIZABLE
                                         % OF TOTAL                               VALUE AT ASSUMED
                             NUMBER OF     OPTIONS                                ANNUAL RATES OF
                            SECURITIES   GRANTED TO                           STOCK PRICE APPRECIATION
                            UNDERLYING    EMPLOYEES   EXERCISE                  FOR OPTION TERM (4)
                              OPTIONS     IN FISCAL   PRICE(3)   EXPIRATION   ------------------------
NAME                        GRANTED(#)      YEAR      ($/SHARE)     DATE          5%($)        10%($)
--------------------------  ----------   ----------   --------   ----------   ----------      --------
John P. McDonough              125,000         10.6%     $4.75       5/6/07     $373,406      $946,285
                                75,000         6.36       4.00      6/23/07      188,668       478,123
Thomas J. Bilotta              100,000         8.48       3.81       9/3/07      239,766       607,614
Diane M. Marcou                 30,000         2.54       4.00      6/23/07       75,467       191,249
                                10,000         0.85       4.13     12/19/07       25,942        65,742
Michael S. Rudy                  5,000         0.42       4.00      6/23/07       12,578        31,875
                                10,000         0.85       4.13     12/19/07       25,942        65,742
                                10,000         0.85       4.06      2/13/08       25,549        64,746
James M. Carney                   -             -           -          -             -             -

________________
(1) The Corporation granted options representing an aggregate of 1,179,694 share to 109 employees and directors of the Corporation in fiscal 1998 under the Corporation's 1996 Stock Plan and 1996 Non-Employee Director Stock Option Plan.
(2) The options, which were granted under the 1996 Plan vest at the rate of 25% of the shares underlying the options one year from the date of grant and approximately 2% monthly thereafter.
(3) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant.
(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

  The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended March 31, 1998 and the year-end value of unexercised options:

                             NUMBER OF SECURITIES         VALUE(1) OF UNEXERCISED
                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                           OPTIONS AT MARCH 31, 1998           MARCH 31, 1998
                           -------------------------      -----------------------
       NAME                  VESTED         UNVESTED       VESTED        UNVESTED
       ----                ---------       ---------      --------       --------
John P. McDonough
                                -            200,000           -              -
Thomas J. Bilotta
                                -            100,000           -
Diane M. Marcou
                               7,500          52,500           -              -
Michael S. Rudy
                              43,248          54,249      $148,248       $ 93,951
James M. Carney
                              43,746          56,252       134,052        163,860

_____________
(1) Value is based on the difference between the option exercise price and the fair market value at March 31, 1998, the fiscal year-end ($3.875 per share), multiplied by the number of shares underlying the option.


STOCK PLANS

     The Corporation currently has four stock ownership plans: the 1992
Stock Plan; the 1996 Stock Plan; the 1996 Employee Stock Purchase Plan and the 1996 Non-Employee Director Stock Option Plan. Although there are no proposed amendments to any of the plans, Rule 16b-3 under the Exchange Act, requires that certain information regarding the plans be furnished to stockholders of the Corporation. Following is a summary of the material features of each of the plans.

1992 Stock Plan
---------------

     The Corporation's 1992 Stock Plan (the "1992 Plan") was adopted by the Corporation's Board of Directors on May 12, 1992 and approved by the Corporation's stockholders on May 13, 1992. The 1992 Plan provides for the issuance of up to 342,966 shares of the Corporation's Common Stock. The Corporation's Board of Directors resolved on January 26, 1996, that as of the effective date of the Corporation's initial public offering, March 21, 1996, no further options be granted under the 1992 Plan. Currently, 34 employees, former employees and officers hold options under the 1992 Plan.

     Under the terms of the 1992 Plan, incentive stock options ("ISOs") may be granted to employees of the Corporation and non-qualified stock options ("NQSOs"), stock awards and purchase rights may be granted to employees, consultants and directors of the Corporation. Options granted under the 1992 Plan expire ten years from the date of grant. Options granted under the 1992 Plan are not transferable by the optionholder except by will or by the laws of descent and distribution. ISOs granted under the 1992 Plan expire not more than ten years from the date of grant (or not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Corporation). Generally options issued under the 1992 Plan vest at a rate of 20% after one year, with the remainder vesting in equal quarterly installments over the next four years.

     As of the Record Date, (i) options to purchase 342,966 shares of Common Stock at a weighted average exercise price of $1.04 per share were outstanding under the 1992 Plan; (ii) 537,118 shares of Common Stock of the Corporation had been acquired upon the exercise of options with a weighted average exercise price of $0.32; (iii) stock purchases totaling 509,165 shares of Common Stock had been made pursuant to direct purchase rights granted under the 1992 Plan with an aggregate purchase price of $7,637; and (iv) stock awards totaling 45,170 shares of Common Stock had been granted under the 1992 Plan.

1996 Stock Plan
---------------

     The Corporation's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The 1996 Plan provides for the grant of ISOs to employees and the grant of NQSOs, stock awards and purchase rights to employees, consultants, directors and officers of the Corporation. The 1996 Plan provides for the issuance of up to 3,000,000 shares of the Corporation's Common Stock. Currently, 116 employees (including directors who are also employees of the Corporation and officers of the Corporation) and two non-employee directors of the Corporation are eligible to participate in the 1996 Plan.

     The 1996 Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Messrs. Gaal and Moran, two outside directors of the Corporation. Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to (i) determine to whom options, Awards and Purchases shall be granted, (ii) determine the time at which options or Awards shall be granted or Purchases made, (iii) determine the purchase price of shares subject to each option or Purchase, (iv) determine whether each option granted shall be an ISO or an NQSO, (v) determine when each option shall become exercisable and the duration of the exercise period, (vi) extend the period during which outstanding options may be exercised, (vii) determine whether restrictions are to be imposed on shares subject to options, Awards and Purchases, and (viii) interpret the 1996 Plan and prescribe and rescind rules and regulations relating to it. The Compensation Committee determines the exercise price per share for NQSOs, Awards and Purchases under the 1996 Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation may be organized. The exercise price per share for each ISO granted under the 1996 Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. An option is not transferable by the optionholder except by will or by the laws of descent and distribution. Each option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination. No options, Awards or Purchases may be granted under the 1996 Plan after January 26, 2006.

     As of the Record Date, options to purchase 1,599,862 shares of Common Stock at a weighted average exercise price of $4.42 per share were outstanding under the 1996 Plan, and no Awards or Purchases had been granted under the 1996 Plan.

1996 Employee Stock Purchase Plan
---------------------------------

     The 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The 1996 Purchase Plan provides for the issuance of up to 350,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Currently, 85 employees of the Corporation are eligible to participate in the Purchase Plan.

     The 1996 Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Corporation, except employees who own five percent or more of the Corporation's stock or whose customary employment is 20 hours or less per week and more than five months in any calendar year, are eligible to participate in the 1996 Purchase Plan. Directors who are not employees of the Corporation may not participate in the 1996 Purchase Plan. To participate in the 1996 Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than one percent nor more than 10% of a participant's total cash compensation) from his or her pay during six-month offering periods commencing on February 1 and August 1 of each year (each a "Plan Period"). In no case may an employee purchase more than 500 shares in any Plan Period. Employees may participate in the 1996 Purchase Plan only to the extent that the employee's right to purchase stock under the 1996 Purchase Plan, and under all other employee stock purchase plans of the Corporation under Section 432(b) of the Code, does not exceed $25,000 of the fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The exercise price of options shall be the lesser of
(i) 85% of the average market price of the Common Stock on the first business day of such Plan Period or (ii) 85% of the average market price of the Common Stock on the last business day of such Plan Period. The employee shall be entitled to exercise such option only to the extent of the employee's accumulated payroll deductions on the last day of such Plan Period. If an employee's accumulated payroll deductions on the last day of a Plan Period would enable him or her to purchase more shares than are permitted to be purchased under the 500 shares or $25,000 limitations described above, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be refunded to the employee, without interest, by the Corporation.

     An employee may not be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Corporation.

Employees who own shares possessing 5% or more of the total combined voting power of the Corporation (or who will, upon the grant of such option, own shares possessing 5% or more of the total combined voting power of the Corporation) are not eligible for participation in the 1996 Purchase Plan.

     An employee's rights under the 1996 Purchase Plan will terminate upon the employee's termination of employment or his voluntary withdrawal from the 1996 Purchase Plan. An employee's rights under the 1996 Purchase Plan may not be transferred or assigned to any other person other than by will or the laws of descent and distribution. Any option granted under the 1996 Purchase Plan to an employee may be exercised, during the employee's lifetime, only by the employee. No options may be granted under the 1996 Purchase Plan after January 26, 2006.

     As of the Record Date, 40,656 shares had been purchased under the 1996 Purchase Plan.

1996 Non-Employee Director Stock Option Plan
--------------------------------------------

     The Corporation's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The Director Plan provides for the grant of options to purchase a maximum of 100,000 shares of Common Stock of the Corporation to non-employee directors of the Corporation. Currently, two non-employee directors are eligible to participate in the Director Plan.

     The Director Plan is administered by the Compensation Committee. Under the Director Plan, each director who is neither an employee nor an officer of the Corporation (a "Non-Employee Director") automatically receives an initial option to purchase 15,000 shares of Common Stock upon the later of (i) March 21, 1996 or (ii) the date on which the Non-Employee Director first is elected to the Board of Directors. Each Non-Employee Director who is still a member of the Board of Directors upon the full vesting of his most recently granted option under the Director Plan shall receive automatically during the term of the Director Plan, and without further action by the Board of Directors, an additional option to purchase 15,000 shares of Common Stock. All options granted under the Director Plan vest in twelve equal quarterly installments beginning three months from the date of grant. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Corporation or within 90 days after the optionee ceases to serve as a director of the Corporation (except that if a director dies or becomes disabled while he or she is serving as a director of the Corporation, the option is exercisable for a one-year period thereafter). No options may be granted under the Directors Plan after January 26, 2006.

     As of the Record Date, 60,000 options had been granted under the Director Plan of which 30,000 expired without being exercised and have been added back to number of shares available for grant. Executive officers and employees of the Corporation are not eligible for grants under the Director Plan.

BONUSES

     The Named Executive Officers and certain other executive officers of the Corporation participate in the Corporation's Executive Management Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for the award of cash bonuses and stock option grants in amounts determined by the Compensation Committee and approved by the Board of Directors based on contributions to profitability. Cash bonuses and options are awarded under the Incentive Plan upon attainment of pre-established goals. Options are awarded upon attainment of Corporation revenue objectives. Cash bonuses can be earned either through the attainment of Corporation financial goals or individual management objectives established at the beginning of the fiscal year.

EMPLOYMENT CONTRACTS

     The Corporation has employment agreements with each of Messrs. McDonough, Bilotta and Carney. In connection with Mr. McDonough's promotion to Chief Operating Officer and President, the Corporation agreed to provide Mr. McDonough salary continuation for twelve months in the event of a change in control that eliminates or substantially changes his job. Under the Corporation's agreement with Mr. Bilotta, he is entitled to continue to receive his base salary for six months in the event that he is terminated by the Corporation without cause or he resigns for reasons other than (i) a substantial change in responsibilities,
(ii) a material reduction in compensation or (iii) relocation. In connection with Mr. Carney's termination, the Corporation entered into a transition and severance agreement which supplements his employment agreement and provides for Mr. Carney to continue to receive his base annual salary through July 1999. These agreements also provide for acceleration of certain unvested stock options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The Compensation Committee administered the Corporation's executive compensation program during the fiscal year ended March 31, 1998. Pursuant to authority delegated by the Board of Directors, the Committee is responsible for reviewing and administering the Corporation's stock plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

     The executive compensation program uses a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options to achieve the following goals:

     . To enhance profitability of the Corporation and increase stockholder value.

     . To reward executives consistent with the Corporation's annual and long-term performance goals.

     . To provide competitive compensation that will attract and retain qualified executives.

     . To recognize individual initiative and achievement.

     Base salary compensation levels for each of the Corporation's executive officers are determined by evaluating the individual officer's responsibilities, experience and performance, the internal equity of compensation levels among executive officers, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Corporation.

     Cash bonuses are determined quarterly and annually pursuant to the Incentive Plan and are based on the Corporation's achievement of targeted measures of financial performance, including revenue, profit and cost-saving goals, and, in certain cases, the achievement of non-financial objectives in the officer's area of responsibility.

     Long-term incentive compensation in the form of stock option grants is designed to align the interests of executive officers more closely with those of the Corporation's stockholders by allowing those officers to share in long-term appreciation in the value of the Corporation's Common Stock. It is the Corporation's policy to grant stock options to executive officers at the time they join the Corporation in an amount consistent with the employee's position and level of seniority. In addition, the Committee generally makes additional performance-based option grants. In making such performance-based grants, the Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of officer stock ownership and previous option grants and the current stock price. For additional information regarding the grant of options in fiscal 1998, see the table under the heading "Option Grants in Last Fiscal Year."


     Mr. McDonough's Compensation. Compensation for the Corporation's Chief Executive Officer, John McDonough, is determined in accordance with the policies applicable to other executive officers of the Corporation described above. When Mr. McDonough was hired in April 1997 as Chief Financial Officer of the Corporation, his base salary was set at $150,000. Mr. McDonough's base salary was increased to $160,000 in June 1997 when he was named president. Pursuant to Mr. McDonough's compensation plan, he is eligible for a bonus of up to 50% of his base salary upon the attainment of certain performance objectives. Mr. McDonough was granted stock options in fiscal 1998 to purchase 200,000 shares of Common Stock. Mr. McDonough's compensation has been determined by the Committee based on his responsibilities, experience and the comparable compensation plan provided to the former Chief Executive Officer of the Corporation. For additional information regarding Mr. McDonough's fiscal 1998 compensation, see the tables under the headings "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

     Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount. The Corporation also maintains insurance and other benefit plans for its employees.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Committee has considered these requirements and the proposed regulations. It is the Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes by those subsidiaries of the Corporation that are subject to taxation in the United States. The Committee believes that the Corporation's 1996 Stock Plan currently qualifies for an exception to the requirements of Section 162(m) and, subject to the prior sentence, will take whatever further action is necessary to satisfy Section 162(m) requirements for compensation paid pursuant to the 1996 Stock Plan.

Respectfully submitted by the Compensation Committee of the Board of Directors:
Stephen J. Gaal
                                                      Charles E. Moran

COMPENSATION OF DIRECTORS

     During the fiscal year ended March 31, 1998, neither employee nor non-employee Directors received cash compensation for their service as members of the Board of Directors. Non-employee directors are eligible for participation in the 1996 Plan and the Director Plan. See "Stock Plans."

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on March 21, 1996 through March 31, 1998, with the cumulative total return for the Nasdaq Stock Market (U.S. companies) and the Corporation's "Industry Index." The Corporation selected an index of companies in the prepackaged software industry as its industry group. Accordingly, the Industry Index reflects the performance of all companies in the prepackaged software industry with 7372 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 were invested on March 21, 1996 in the Corporation's Common Stock at the $15.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                  COMPARISON OF CUMULATIVE TOTAL RETURN (1)(2)

                             [GRAPH APPEARS HERE]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, INDUSTRY AND BROAD MARKET



-------------------------------FISCAL YEAR ENDING------------------------------

COMPANY                      1996         1996         1997       1998

WORKGROUP TECHNOLOGY CP     100.00       144.20       28.33      25.87
INDUSTRY INDEX              100.00       100.00      120.20     213.65
BROAD MARKET                100.00       100.00      111.87     169.07


_____________

     (1) Prior to March 21, 1996 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     (2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from the Nasdaq Stock Market index were prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago, a source believed to be reliable, although the Corporation is not responsible for any errors or omissions in such information.

                           AUDITORS FOR FISCAL 1999

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending March 31, 1999. Coopers & Lybrand L.L.P., has served as the Corporation's auditors since fiscal 1994. It is expected that a member of Coopers & Lybrand L.L.P., will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                             SECTION 16 REPORTING

     Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. James M. Carney, a director of the Corporation, failed to file his Statement of Changes in Beneficial Ownership in a timely manner when his wife sold 13,333 shares of the Corporation's Common Stock. Mr. Carney subsequently filed an Annual Statement of Beneficial Ownership of Securities that disclosed the aforementioned transaction. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 1998 and written representations from certain Reporting Persons, the Corporation believes that all other Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended March 31, 1998.


                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than April 1, 1999. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Workgroup Technology Corporation, 91 Hartwell Avenue, Lexington, Massachusetts, 02421, Attention: Corporate Secretary.


                          INCORPORATION BY REFERENCE

     To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled "Report of Compensation Committee of Board of Directors on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting Stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation.

     The contents and the sending of this proxy statement have been approved by the Board of Directors of the Corporation.

PROXY 1501 - PS 98

                                     PROXY

                       WORKGROUP TECHNOLOGY CORPORATION

                 Proxy for the Annual Meeting of Stockholders

                                 July 31, 1998

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




The undersigned hereby appoints John P. McDonough and Diane M. Marcou, and each of them, proxies, with full power of substitution, to vote all shares of stock of Workgroup Technology Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, July 31, 1998, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, 20th Floor, Boston, Massachusetts 02110, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 30, 1998, a copy of which has been received by the undersigned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

[X] Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR.


1.   To elect a member to the Board of
     Directors for the specified term
     or until his successor is elected
     and qualified:

Class III Nominee (three-year term):  Charles E. Moran

      FOR      WITHHELD

      [_]        [_]


[_]  MARK HERE FOR ADDRESS
     CHANGE AND NOTE AT LEFT



[_]  MARK HERE IF YOU PLAN
     TO ATTEND THE MEETING


If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.


--------------------------------------------------
Signature                         Date



--------------------------------------------------
Signature                         Date